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                                PLEDGE AGREEMENT

         This Pledge Agreement is made as of August 4, 1994 by Joy F. Knapp, an individual residing at _______________________ ("Pledgor") in favor of PRATT & LAMBERT, INC., a New York corporation with its principal office at 75 Tonawanda Street, Buffalo, New York ("Secured Party").

         Pledgor agrees as follows:

         i.   SECURITY INTEREST.

              In consideration of the extension of credit evidenced by the Note (as defined below), Pledgor hereby pledges, transfers and assigns to Secured Party and grants to Secured Party a security interest ("Security Interest") in and to all of the capital stock of Secured Party owned by Pledgor, whether such stock is now existing or hereafter created or acquired and in all increases or profits received therefrom, in all substitutions therefor, in all distributions received in respect thereof and in all Proceeds thereof in any form ("Collateral").

              Immediately upon the execution of this Security Agreement, Pledgor will deliver to Secured Party certificates for all capital stock of Secured Party now held by Pledgor, together with stock powers attached and endorsed in blank. Upon Pledgor's acquisition of any additional capital stock of Secured Party, Pledgor will immediately deliver to Secured Party certificates representing the same together with stock powers attached and endorsed in blank.

         ii.  INDEBTEDNESS SECURED.

              The Security Interest secures payment of all indebtedness evidenced by: (a) that certain promissory note of even date herewith in the principal amount of $159,783 executed and delivered by Pledgor to Secured Party (the "Note"); and (b) any extensions, amendments, renewals, replacements or modifications of the Note, (collectively, the "Indebtedness").

         iii. REPRESENTATIONS AND WARRANTIES OF PLEDGOR.

              Pledgor represents and warrants and, so long as this Security Agreement is in effect, shall be deemed continuously to represent and warrant that: (a) Pledgor is the owner of the Collateral free of all security interests or other encumbrances, except the Security Interest; and (b) Pledgor is authorized to enter into this Security Agreement.

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         iv.  CERTAIN COVENANTS OF PLEDGOR.

              So long as this Security Agreement is in effect, Pledgor: (a) will defend the Collateral against the claims and demands of all other parties; will keep the Collateral free from all security interests or other encumbrances, except the Security Interest; and will not sell, transfer, assign, deliver or otherwise dispose of any Collateral or any interest therein without the prior written consent of Secured Party, provided, however, that, subject to the provisions of the Shareholder Agreement dated February 25, 1994 to which Pledgor and Secured Party are parties, Pledgor may sell capital stock of Secured Party included in the Collateral provided that all proceeds of any such sale, less all federal and state income taxes resulting from such sale, are immediately paid to Secured Party in respect of the Note; (b) will notify Secured Party promptly in writing of any change in Pledgor's address, specified above; (c) in connection herewith, will execute and deliver to Secured Party such financing statements, assignments and other documents and do such other things relating to the Collateral and the Security Interest as Secured Party may reasonably request; and (d) will pay all taxes, assessments and other charges of every nature which may be imposed, levied or assessed against the Collateral.

         v.   REGISTERED HOLDER OF COLLATERAL.

              Upon the occurrence of an Event of Default (as hereinafter defined), Pledgor authorizes Secured Party to transfer the Collateral or any part thereof into its own name or that of its nominee so that Secured Party or its nominee may appear on record as the sole owner thereof. After the occurrence of any Event of Default, Pledgor waives all rights to be advised of or to receive any notices, statements or communications received by Secured Party or its nominee as such record owner.

         vi.  INCREASES, PAYMENTS, DIVIDENDS OR DISTRIBUTIONS.

              (i) Except as specifically provided in paragraph vi(ii), whether or not an Event of Default has occurred, Pledgor authorizes Secured Party: (i) to receive any increases in the Collateral (including, without limitation, any stock issued as a result of any stock split or dividend, any capital distributions and the like), and to hold the same as part of the Collateral; and
(ii) to receive any other payment, distribution or dividend in respect of the Collateral or any part thereof and hold the same as part of the Collateral. If Pledgor receives any such increase, payment, dividend or distribution, Pledgor will receive and hold the same in trust for the benefit of Secured Party and deliver the same promptly to Secured Party to be held by Secured Party as part of the Collateral.

              (ii) Notwithstanding the foregoing, if there is then no existing Event of Default, Pledgor shall be entitled to receive all cash dividends paid with respect to any stock included in the Collateral; provided, however, that upon and after the occurrence of an Event of Default, Secured Party shall be entitled to receive and hold any such cash dividends as part

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of the Collateral. If, after the occurrence of an Event of Default, Pledgor receives any such cash dividend, Pledgor will receive and hold the same in trust for the benefit of Secured Party and deliver the same promptly to Secured Party to be held by Secured Party as part of the Collateral.

         vii. EVENTS OF DEFAULT.

              (i) Any of the following events or conditions shall constitute an event of default hereunder (each, an "Event of Default"): (i) nonpayment within five (5) days of the due date of any principal or interest due under the Note or any extension, amendment, renewal, replacement or modification of the Note; (ii) default by Pledgor in the performance of any obligation, term, or condition of, or breach of representation under, this Pledge Agreement; (iii) the filing by or against Pledgor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, relief as a debtor or relief under the bankruptcy, insolvency or similar laws of the United States or any state or territory thereof or any foreign jurisdiction, now or hereinafter in effect; or (iv) Pledgor's death.

              (ii) Secured Party, at its sole election, may declare all or any part of any Indebtedness to be immediately due and payable without demand or notice of any kind upon the happening of any Event of Default.

              (iii) Secured Party's rights and remedies with respect to the Collateral shall be those of a Secured Party under the Uniform Commercial Code and under any other applicable law, as the same may from time to time be in effect, in addition to those rights granted herein and in any other agreement now or hereafter in effect between Pledgor and Secured Party.

              (iv) Without in any way requiring notice to be given in the following time and manner, Pledgor agrees that any notice by Secured Party of sale, disposition or other intended action hereunder or in connection herewith, whether required by the Uniform Commercial Code or otherwise, shall constitute reasonable notice to Pledgor if such notice is mailed by regular or certified mail, postage prepaid, at least ten (10) days prior to such action, to Pledgor's address specified above or to any other address which Pledgor has specified in writing to Secured Party as the address to which notices hereunder shall be given to Pledgor.

              (v) Pledgor agrees to pay on demand all reasonable costs and expenses incurred by Secured Party in enforcing this Pledge Agreement, in realizing upon or protecting any Collateral and in enforcing and collecting any Indebtedness, including, without limitation, if Secured Party retains counsel for advice, suit, appeal, insolvency or other proceedings under the federal Bankruptcy Code or otherwise, or for any of the above purposes, the actual attorneys' fees incurred by Secured Party. Payment of all moneys hereunder is secured by the Collateral.

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        viii. MISCELLANEOUS.

              (i) Pledgor authorizes Secured Party, without notice or demand and without affecting Pledgor's obligations hereunder, from time to time: (i) to take from any party and hold collateral (other than the Collateral) for the payment of the Indebtedness or any part thereof, and to exchange, enforce or release such collateral or any part thereof; (ii) to accept and hold any indorsement or guaranty of payment of the Indebtedness or any part thereof and to release, substitute or modify any such obligation of any such indorser or guarantor, or any party who has given any security interest in any other collateral as security for the payment of the Indebtedness or any part thereof, or any other party in any way obligated to pay the Indebtedness or any part thereof; (iii) upon the occurrence of any Event of Default as hereinabove provided, to direct the order or the manner of the disposition of the Collateral and any and all other collateral and the enforcement of any and all indorsements and guaranties relating to the Indebtedness or any part thereof as Secured Party, in its sole discretion, may determine; and (iv) to determine, in its sole discretion, how, when and what application of payments and credits, if any, shall be made on the Indebtedness or any part thereof.

              (ii) Pledgor hereby appoints Secured Party as Pledgor's attorney-in-fact (without requiring Secured Party to so act) to perform all acts which Secured Party deems appropriate to perfect and continue the Security Interest and to protect, preserve and realize upon the Collateral. This power of attorney shall not be affected by the subsequent disability or incompetence of Pledgor.

              (iii) No course of dealing between Pledgor and Secured Party and no delay or omission by Secured Party in exercising any right or remedy hereunder or with respect to any Indebtedness shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Secured Party may remedy any default by Pledgor hereunder or with respect to any Indebtedness in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by Pledgor. All rights and remedies of Secured Party hereunder are cumulative.

              (iv) Secured Party shall have no obligation to take, and Pledgor shall have the sole responsibility for taking, any and all steps to preserve rights against any and all prior parties to any Instrument constituting Collateral, whether or not in Secured Party's possession. Secured Party shall not be responsible to Pledgor for loss or damage resulting from Secured Party's failure to enforce or collect any such Collateral or to collect any moneys due or to become due thereunder. Pledgor waives protest of any Instrument constituting Collateral at any time held by Secured Party on which Pledgor is in any way liable and waives notice of any other action taken by Secured Party.

              (v) The rights and benefits of Secured Party hereunder shall, if Secured Party so directs, inure to any party acquiring any interest in the Indebtedness or any part thereof.

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              (vi) Secured Party and Pledgor as used herein shall include the heirs, executors or administrators, or successors or assigns, of those parties.

              (vii) No modification, rescission, waiver, release or amendment of any provision of this Pledge Agreement shall be made except by a written agreement subscribed by Pledgor and Secured Party.

              (viii) This Pledge Agreement and the transactions evidenced hereby shall be governed, construed and enforced under the laws of New York State, as the same may from time to time be in effect, without regard to principles of conflicts of law.

              (ix) All terms, unless otherwise defined in this Pledge Agreement, shall have the definitions set forth in the Uniform Commercial Code adopted in New York State, as the same may from time to time be in effect.

              (x) This Pledge Agreement shall remain in full force and effect until all of the indebtedness evidenced by the Note, and any extensions, amendments, renewals, replacements or modifications thereof, shall be finally and irrevocably paid in full. If, after receipt of any payment of all or any part of the indebtedness evidenced by the Note, Secured Party is for any reason compelled to surrender such payment to any person or entity, because such payment is determined to be void or voidable as a preference, impermissible set off, or a diversion of trust funds, or for any other reason, this Pledge Agreement shall continue in full force notwithstanding any contrary action which may have been taken by Secured Party in reliance upon such payment, and any such contrary action so taken shall be without prejudice to Secured Party's rights under this Pledge Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.


                                          /s/ JOY F. KNAPP
                                          -----------------------------
                                          Pledgor:  Joy F. Knapp

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